(PAGE)                                                 Exhibit 1E


               ASSIGNMENT OF PARTNERSHIP INTEREST


     FOR VALUE RECEIVED, the undersigned, Supra and Company, S.E. ("Assignor"), hereby grants, assigns and transfers to Housing Development Associates, S.E., a Puerto Rico special partnership ("HDA") all of its right, title and interest as a partner in and to
HDA (the "Partnership Interest").
     Assignor represents and warrants to HDA (i) that Assignor is duly authorized and empowered to enter into this Assignment and that this Assignment is valid and enforceable against Assignor in accordance with its terms, and (ii) that the assignment and transfer evidenced hereby does not conflict with any applicable law or governmental order, or agreement to which Assignor is a party, and is otherwise made free and clear of any lien, pledge or encumbrance in favor of any third party.
     Assignor irrevocably constitutes and appoints Equus Gaming Company, L.P. ("Equus"), in its capacity as managing general partner of HDA, its true and lawful attorney-in-fact with full power of substitution, so that Equus may, in the name and stead of the Assignor but on behalf, for the benefit, and at the sole cost and expense of HDA, perform any actions and execute any documents necessary to effect this Assignment and the transfer of the Partnership Interest to HDA.
     The Assignor does hereby further covenant and agree to execute, to acknowledge and to deliver, or to cause to be executed, acknowledged and delivered, at the sole cost and expense of HDA, any and all such further acts, deeds, transfers, assginements, conveyances, confirmations, powers of transfer, powers of attorney, assurances, approvals and consents, and do or cause to be done all such further acts or things, as HDA shall reasonably require and as may be proper and necessary to assure, assign, transfer, convey or confirm unto HDA the Partnership Interest in order to effectuate the intent of this Assignment.



(PAGE)
     IN WITNESS WHEREOF, the undersigned has executed this Assignment of Partnership Interest as of August 19, 1997.

                              SUPRA & COMPANY, S.E.

                              By: Supra Development Corp.
                                     its Managing Partner


                                     By: /s/ Ruben Velez Lebron
                                        ------------------------
                                        Ruben Velez Lebron
                                        President


Affidavit No. 3945

     Recognized and subscribed to before me by Ruben Velez
Lebron,
of legal age, married, and resident of Guaynabo, Puerto Rico, in his capacity as President of Supra Development Corp., the Managing
Partner of Supra & Company S.E., to me personally known.

     In San Juan, Puerto Rico, this 19th day of August, 1997.



                                   /s/ Julio Aguirre

- -------------------------------
                                        Notary Public